Exhibit 99.1

Aeroflex Holding Corp. Stockholders Approve Merger Agreement with Cobham plc

PLAINVIEW, N.Y. — September 10, 2014 - Aeroflex Holding Corp. (NYSE:ARX) (the “Company”), a leading global provider of high performance microelectronic components and test and measurement equipment, announced that, at a special meeting of stockholders held today, its stockholders approved the proposal to adopt the Company’s merger agreement with Cobham plc (LSE: COB.LN) (“Cobham”), a UK-listed company that designs and manufactures a wide range of equipment, specialized systems and components for the aerospace, defense, energy, and electronics industries.

The affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), was required to approve the proposal to adopt the merger agreement. According to the final tally of shares of Common Stock voted, approximately 87 percent of the outstanding shares of Common Stock of the Company as of the close of business on August 7, 2014 voted to approve the proposal to adopt the merger agreement.

As a result of the merger contemplated by the merger agreement, the Company will become a wholly-owned subsidiary of Cobham.

Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on August 8, 2014, the Company expects the merger to close on or about September 12, 2014.

About Aeroflex Holding Corp.:

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

About Cobham:

Cobham protects lives and livelihoods with its differentiated technology and know-how, operating with a deep insight into customer needs and agility. The Group offers an innovative range of technologies and services to solve challenging problems in harsh environments across commercial, defense and security markets, from deep space to the depths of the ocean, specializing in meeting the growing demand for data, connectivity and bandwidth.

Employing more than 10,000 people on five continents, the Group has customers and partners in over 100 countries, with market leading positions in: audio, video and data communications, including satellite communications; defense electronics; air-to-air refueling; aviation services; life support and mission equipment.

Forward-Looking Statements:

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs and intentions.. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of the Company’s control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to obtain the necessary equity and debt financing pursuant to the applicable commitment letters received in connection with the merger or the failure of such financing to be sufficient to complete the merger and the transactions contemplated thereby; the failure of the merger to close for any other reason; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the merger agreement; the diversion of our management’s attention from our ongoing business concerns; the effect of the announcement, pendency or anticipated consummation of the merger on our business relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the merger; and other risks detailed from time to time in the Company’s reports filed with the SEC, including the Company’s definitive proxy statement, which was filed on August 8, 2014. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. For additional information please refer to the Company’s most recent Form 10-Q and 8-K reports filed with the SEC.